Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended March 31, 2021 and Declaration of Distributions of Common Stock for the Months Ending July 31, August 31, and September 30, 2021.

GREENWICH, CT – 4/27/2021 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended March 31, 2021.

•	As of March 31, 2021, net asset value (“NAV”) per share was $4.88, compared with the NAV per share of $4.55 at the prior quarter end.

o	For the quarter ended March 31, 2021 we recorded GAAP net investment income of approximately $4.8 million, or $0.10 per share.

o	We recorded net unrealized appreciation of approximately $31.0 million and net realized losses on investments of approximately $14.1 million for the quarter ended March 31, 2021, compared to net unrealized appreciation of approximately $35.7 million and net realized losses on investments of approximately $0.7 million for the quarter ended December 31, 2020.

o	In total, we had a net increase in net assets from operations of approximately $21.8 million, or $0.44 per share, for the quarter ended March 31, 2021, compared with a net increase in net assets from operations of approximately $39.7 million, or $0.80 per share, for the quarter ended December 31, 2020.

•	Total investment income for the quarter ended March 31, 2021 amounted to approximately $9.4 million, compared with approximately $8.6 million for the quarter ended December 31, 2020. For the quarter ended March 31, 2021 the components of investment income were as follows:

•	$4.2 million from our debt investments

•	$4.7 million from our CLO equity investments

•	$0.5 million from other income

•	Our total expenses for the quarter ended March 31, 2021 were approximately $4.5 million, compared with total expenses of approximately $3.9 million for the fourth quarter of 2020.

•	During the first quarter of 2021, we made investments of approximately $32.9 million and recorded proceeds of approximately $1.8 million from sales of investments, and $16.4 million from repayments and amortization payments on our debt investments.

•	As of March 31, 2021, the following metrics applied (note that none of these values represents a total return to shareholders):

o	The weighted average yield of our debt investments was 7.7% at current cost, compared with 8.0% as of December 31, 2020.

o	The weighted average effective yield of our CLO equity investments at current cost was 9.4%, compared with 8.0% as of December 31, 2020.

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 17.9%, compared with 19.2% as of December 31, 2020.

•	Our weighted average credit rating was 2.1 based on total fair value and 2.2 based on total principal amount as of March 31, 2021, compared to 2.1 based on total fair value and 2.4 based on total principal amount as of December 31, 2020.

•	As of March 31, 2021, we had one debt investment on non-accrual status, with a fair value of $3.6 million. Also, as of March 31, 2021, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had zero fair value.

•	On April 22, 2021, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
July 31, 2021	July 16, 2021	July 30, 2021	$0.035
August 31, 2021	August 17, 2021	August 31, 2021	$0.035
September 30, 2021	September 16, 2021	September 30, 2021	$0.035

We will hold a conference call to discuss first quarter results today, Tuesday, April 27th, 2021 at 9:00 AM ET. The toll-free dial-in number is 1-888-339-0740. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-877-344-7529. The replay pass-code number is 10155686.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $402,424,840 and $407,547,351, respectively)	$320,597,611	$294,674,000
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	—	—
Cash equivalents	39,749,201	59,137,284
Interest and distributions receivable	1,747,323	2,299,259
Securities sold not settled	—	950,000
Other assets	566,971	597,238
Total assets	$362,661,106	$357,657,781
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $975,001 and $1,055,065, respectively	$63,395,224	$63,315,160
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $1,185,591 and $1,243,082, respectively	43,605,159	43,547,668
Securities purchased not settled	10,945,000	23,156,556
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,389,250	1,159,703
Accrued interest payable	478,191	478,191
Accrued expenses	802,669	573,977
Total liabilities	120,615,493	132,231,255
COMMITMENTS AND CONTINGENCIES (Note 13)
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,597,964 and 49,589,607 shares issued and outstanding, respectively	495,979	495,895
Capital in excess of par value	452,686,971	452,650,210
Total distributable earnings/(accumulated losses)	(211,137,337)	(227,719,579)
Total net assets	242,045,613	225,426,526
Total liabilities and net assets	$362,661,106	$357,657,781
Net asset value per common share	$4.88	$4.55

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS – (unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$4,222,037	$5,654,255
Income from securitization vehicles and investments	4,681,300	4,759,070
Other income	456,353	411,363
Total investment income from non-affiliated/non-control investments	9,359,690	10,824,688
Total investment income	9,359,690	10,824,688
EXPENSES
Interest expense	1,883,425	2,173,468
Base Fee	1,389,250	1,231,210
Professional fees	684,954	473,989
Compensation expense	172,722	200,348
General and administrative	415,175	373,182
Total expenses before incentive fees	4,545,526	4,452,197
Net Investment Income Incentive Fees	—	—
Total expenses	4,545,526	4,452,197
Net investment income	4,814,164	6,372,491
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	31,046,122	(83,015,626)
Affiliated investments	—	(2,432,494)
Total net change in unrealized appreciation/(depreciation) on investments	31,046,122	(85,448,120)
Net realized losses:
Non-affiliated/non-control investments	(14,071,131)	(277,173)
Extinguishment of debt	—	(5,211)
Total net realized losses	(14,071,131)	(282,384)
Net increase/(decrease) in net assets resulting from operations	$21,789,155	$(79,358,013)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.10	$0.13
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.44	$(1.62)
Weighted average shares of common stock outstanding (Basic and Diluted):	49,589,700	49,137,570
Distributions per share	$0.105	$0.201

FINANCIAL HIGHLIGHTS – (unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Per Share Data
Net asset value at beginning of period	$4.55	$5.12
Net investment income(1)	0.10	0.13
Net realized and unrealized gains/(losses)(2)	0.34	(1.73)
Net increase/(decrease) in net asset value from operations	0.44	(1.60)
Distributions per share from net investment income	(0.09)	(0.17)
Tax return of capital distributions(3)	(0.02)	(0.03)
Total distributions	(0.11)	(0.20)
Effect of shares issued/repurchased, gross	—	—
Net asset value at end of period	$4.88	$3.32
Per share market value at beginning of period	$3.05	$5.44
Per share market value at end of period	$4.64	$2.55
Total return based on Market Value(4)	56.22%	(50.73)%
Total return based on Net Asset Value(5)	9.56%	(31.25)%
Shares outstanding at end of period	49,597,964	49,589,607

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$242,046	$164,739
Average net assets (000’s)	233,736	207,092
Ratio of expenses to average net assets(6)	7.78%	8.60%
Ratio of net investment income to average net assets(6)	8.24%	12.31%
Portfolio turnover rate(7)	6.38%	2.17%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Ratio of expenses to average net assets:
Operating expenses before incentive fees	7.78%	8.60%
Net investment income incentive fees	—%	—%
Ratio of expenses, excluding interest expense to average net assets	4.56%	4.40%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280